EXHIBIT 23.4

CONSENT OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sorrento Networks Corporation

San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated April 9, 2004, except for Note Q, as to which the date is April 22, 2004, relating to the consolidated financial statements of Sorrento Networks Corporation and its subsidiaries, which is contained in this Prospectus.

We hereby consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP

Los Angeles, California

May 20, 2004